Exhibit 99.1
FOR IMMEDIATE RELEASE
Tricida Announces Second Quarter 2022 Financial Results
Webcast Today at 4:30 pm Eastern Time
SOUTH SAN FRANCISCO, Calif., August 8, 2022 — Tricida, Inc. (Nasdaq: TCDA) announced today financial results for the three and six months ended June 30, 2022 and provided an update on key initiatives.
Business Update
•Tricida announced in May 2022 that it stopped its VALOR-CKD renal outcomes trial early for administrative reasons as permitted by the existing study protocol to allow for six months of financial runway following the reporting of top-line results, which is anticipated to occur in October 2022.
•The VALOR-CKD trial has continued to accrue primary endpoint events as clinical trial subjects complete their participation in the study which, for the last subject, is currently projected to occur in the third quarter of 2022. As of August 8, 2022, the 1480 subjects who were randomized in the VALOR-CKD trial had an average treatment duration of approximately 26.5 months, and the trial had accrued 281 subjects with positively adjudicated primary endpoint events, defined as renal death, end-stage renal disease (ESRD), or greater than or equal to 40% reduction in estimated glomerular filtration rate (eGFR).
•Based on the current event rate trend, Tricida is increasing its estimate of the number of subjects with positively adjudicated primary endpoint events in the final VALOR-CKD trial analysis to 285 to 295.
Upcoming Milestone
•Tricida anticipates reporting top-line results of the VALOR-CKD trial in October 2022.
“We are really proud of our Tricida team, along with our partner CROs, who are doing a fabulous job ensuring an orderly completion of the VALOR-CKD trial at almost 200 sites in over 30 countries to enable top-line data in October,” said Gerrit Klaerner, Ph.D., Tricida’s Chief Executive Officer and President.

Financial Results for the Three and Six Months Ended June 30, 2022
Research and development expense was $16.9 million and $19.8 million for the three months ended June 30, 2022 and 2021, respectively. The decrease in research and development expense for the three months ended June 30, 2022 compared to the prior year was primarily due to a decrease in clinical development costs related to the VALOR-CKD trial following the administrative stop announced in May 2022. Research and development expense was $35.4 million and $52.0 million for the six months ended June 30, 2022 and 2021, respectively. The decrease in research and development expense for the six months ended June 30, 2022 compared to the prior year was primarily due to a decrease in clinical development costs related to the VALOR-CKD trial following the administrative stop announced in May 2022.
General and administrative expense was $9.8 million and $9.6 million for the three months ended June 30, 2022 and 2021, respectively. The increase in general and administrative expense for the three months ended June 30, 2022 compared to the prior year was primarily due to higher stock-based compensation expense. General and administrative expense was $19.0 million and $19.4 million for the six months ended June 30, 2022 and 2021, respectively. The decrease in general and administrative expense for the six months ended June 30, 2022 compared to the prior year was primarily due to lower legal and finance costs.
Net loss was $28.5 million (non-GAAP net loss of $21.3 million) and $33.6 million (non-GAAP net loss of $24.6 million) for the three months ended June 30, 2022 and 2021, respectively, and $58.2 million (non-GAAP net loss of $44.2 million) and $86.9 million (non-GAAP net loss of $62.9 million) for the six months ended June 30, 2022 and 2021, respectively. Net loss per basic and diluted share was $0.49 and $0.67 for the three months ended June 30, 2022 and 2021, respectively, and $1.01 and $1.73 for the six months ended June 30, 2022 and 2021, respectively.
As of June 30, 2022, cash, cash equivalents and investments were $98.7 million.
Financial Guidance
Tricida currently has the financial resources to fund its planned operations into early in the second quarter of 2023, which is approximately six months from the anticipated announcement of its top-line results for the VALOR-CKD trial.

Tricida Conference Call Information
Tricida will host its Second Quarter Financial Results and Business Update Conference Call and webcast today at 4:30 pm Eastern Time. The webcast or conference call may be accessed as follows:
Tricida Second Quarter Financial Results Conference Call
Monday, August 8, 2022
4:30 pm Eastern Time

Webcast:	IR.Tricida.com
Dial-in:	(800) 715-9871
International:	(646) 307-1963
Conference ID:	3576787
A replay of the webcast will be available on Tricida’s website approximately two hours following the completion of the call and will be available for up to 90 days following the presentation.
About Tricida
Tricida, Inc. is a pharmaceutical company focused on the development and commercialization of its investigational drug candidate, veverimer, a non-absorbed, orally-administered polymer designed to slow CKD progression in patients with metabolic acidosis and CKD. Tricida is currently conducting a renal outcomes clinical trial, VALOR-CKD, to determine if veverimer slows CKD progression in patients with metabolic acidosis associated with CKD. Metabolic acidosis is a condition commonly caused by CKD that is believed to accelerate the progression of kidney deterioration. It is estimated to pose a health risk to approximately 4.3 million patients with CKD in the United States. There are currently no therapies approved by the FDA to slow progression of kidney disease by correcting chronic metabolic acidosis in patients with CKD.
For more information about Tricida, please visit Tricida.com.
Cautionary Note on Forward-Looking Statements
This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements relate to expectations concerning matters that are not historical facts. Words such as “projects,” “believes,” “anticipates,” “plans,” “expects,” “intends,” “may,” “will,” “could,” “should,” “would,” and similar words and expressions are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, all of the statements under the headings “Business Update” and “Upcoming Milestone” and other statements, including the Company’s plans and expectations for the VALOR-CKD trial, including event accrual rates for the trial and the estimated timing for receipt of top-line data, and its expectations regarding financial runway. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements. Such risks and uncertainties include, without limitation, the Company’s plans and expectations with regard to its interactions with the FDA, including the potential resubmission of an NDA for veverimer; the timing of the FDA’s approval of veverimer, if at all; the Company’s plans and expectations for its VALOR-CKD trial and future clinical and product development milestones; the

Company’s contractual and financial obligations to key suppliers and vendors; the Company’s financial projections and cost estimates; the Company’s ability to raise additional funds; risks associated with the ongoing conflict in Ukraine; and risks associated with the Company’s business prospects, financial results and business operations.
These and other factors that may affect the Company’s future business prospects, results and operations are identified and described in more detail in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including the Company’s most recent Annual Report filed on Form 10-K and the subsequently filed Quarterly Report(s) on Form 10-Q. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by applicable law, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results, later events or circumstances or to reflect the occurrence of unanticipated events.

(Financial Tables to Follow)

Tricida, Inc.
Condensed Balance Sheets
(Unaudited)
(In thousands)

	June 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$22,152	$21,113
Short-term investments	76,543	119,419
Prepaid expenses and other current assets	3,685	5,004
Total current assets	102,380	145,536
Long-term investments	—	10,043
Property and equipment, net	611	769
Operating lease right-of-use assets	11,297	12,158
Total assets	$114,288	$168,506

Liabilities and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$3,740	$10,023
Current operating lease liabilities	2,777	2,736
Accrued expenses and other current liabilities	13,530	16,721
Total current liabilities	20,047	29,480

Convertible Senior Notes, net	195,119	127,512
Non-current operating lease liabilities	10,346	11,296
Total liabilities	225,512	168,288

Stockholders’ equity (deficit):
Preferred stock	—	—
Common stock	56	55
Additional paid-in capital	745,394	810,618
Accumulated other comprehensive income (loss)	(475)	(91)
Accumulated deficit	(856,199)	(810,364)
Total stockholders’ equity (deficit)	(111,224)	218
Total liabilities and stockholders’ equity (deficit)	$114,288	$168,506

Tricida, Inc.
Condensed Statements of Operations and Comprehensive Loss
(Unaudited)
(In thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Operating expenses:
Research and development	$16,859	$19,781	$35,363	$51,956
General and administrative	9,824	9,550	18,994	19,445
Total operating expenses	26,683	29,331	54,357	71,401
Loss from operations	(26,683)	(29,331)	(54,357)	(71,401)
Other income (expense), net	123	(296)	131	149
Interest expense	(1,976)	(3,926)	(3,949)	(9,539)
Loss on early extinguishment of Term Loan	—	—	—	(6,124)
Net loss	(28,536)	(33,553)	(58,175)	(86,915)
Other comprehensive income (loss):
Net unrealized gain (loss) on available-for-sale investments, net of tax	(98)	(21)	(384)	(126)
Total comprehensive loss	$(28,634)	$(33,574)	$(58,559)	$(87,041)
Net loss per share, basic and diluted	$(0.49)	$(0.67)	$(1.01)	$(1.73)
Weighted-average number of shares outstanding, basic and diluted	57,825,636	50,294,787	57,772,602	50,271,373

Tricida, Inc.
GAAP to non-GAAP reconciliations
(Unaudited)
(In thousands)
A reconciliation between net loss on a GAAP basis and on a non-GAAP basis is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
GAAP net loss, as reported	$(28,536)	$(33,553)	$(58,175)	$(86,915)
Adjustments:
Non-cash operating lease costs	(25)	248	(49)	496
Accretion of Convertible Senior Notes and Term Loan	226	2,176	449	4,804
Loss on early extinguishment of Term Loan	—	—	—	6,124
Stock-based compensation	7,071	6,609	13,595	12,651
Changes in compound derivative liability	—	—	—	(202)
Restructuring costs	—	(113)	—	107
Total adjustments	7,272	8,920	13,995	23,980
Non-GAAP net loss	$(21,264)	$(24,633)	$(44,180)	$(62,935)
Use of Non-GAAP Financial Measures
Tricida supplements its financial statements presented on a GAAP basis by providing additional measures which may be considered “non-GAAP” financial measures under applicable Securities and Exchange Commission rules. The Company believes that the disclosure of these non-GAAP financial measures provides investors with additional information that reflects the amounts and financial basis upon which management assesses and operates the Company's business. These non-GAAP financial measures are not in accordance with generally accepted accounting principles and should not be viewed in isolation or as a substitute for reported, or GAAP, net loss and diluted earnings per share, and are not a substitute for, or superior to, measures of financial performance performed in conformity with GAAP.
“Non-GAAP net loss” is not based on any standardized methodology prescribed by GAAP and represents GAAP net loss adjusted to exclude (1) non-cash operating lease costs, (2) accretion of Convertible Senior Notes and Term Loan, (3) loss on early extinguishment of Term Loan, (4) stock-based compensation, (5) changes in compound derivative liability and (6) restructuring costs, in reconciling of GAAP to Non-GAAP net loss. Non-GAAP financial measures used by Tricida may be calculated differently from, and therefore may not be comparable to, non-GAAP measures used by other companies.

#####
Contact:
Jackie Cossmon, IRC
Tricida, Inc.
Senior Vice President of
Investor Relations and Communications
IR@Tricida.com